Exhibit 99.1

For Release:        Immediately

 Contact:                John D. Swift, Chief Financial Officer

 MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD
FIRST QUARTER EARNINGS

Calhoun, Georgia, April 21, 2004 - Mohawk Industries, Inc. (NYSE:MHK) today announced record first quarter net earnings of $66,307,000 (59% above last year) and diluted earnings per share (EPS) of $0.98 (58% above last year) for the first quarter of 2004.  This compares to $41,640,000 in net earnings and $0.62 in EPS for the first quarter of 2003.  This improvement was the result of strong sales growth and increased operating income.  Net sales for the quarter increased 28% to $1,391,261,000 from $1,084,715,000 in 2003.  This increase was primarily the result of strong organic growth of both Mohawk and Dal-Tile products and the Lees Carpet acquisition.  Additionally, our fiscal calendar for 2004 when compared to 2003, increased by four days in the first quarter and decreased by four days in the fourth quarter which added approximately 7% to sales in the first quarter of 2004.

The Mohawk segment net sales of $1,031,978,000 in the first quarter of 2004 were up 28% from $808,111,000 primarily due to improving sales across all product categories and the Lees acquisition.  The Dal-Tile segment net sales of $359,283,000 in the first quarter of 2004 grew 30% from $276,604,000 primarily from organic growth in the tile and stone businesses.

In commenting on the first quarter results, Jeffrey S. Lorberbaum, President and CEO, stated, "All of our businesses turned in outstanding results this quarter with each product category experiencing organic revenue growth as well as increased operating earnings.  The operating profits in the first quarter were surprisingly good given the unanticipated rise in natural gas, oil and commodity prices along with the resulting increase in carpet material, energy and distribution costs.  The soft surface products all rebounded from the economically depressed first quarter of 2003.  The hard surface product growth continues to be strong as a result of a broader offering, improved service and greater customer support.  The regional market meetings that were completed in the first quarter were very successful resulting in a more effective and timely roll out of new products and programs.  New product placements were implemented earlier with strong support from our retailers.

"Our operating margin for the quarter increased to 8.6% of net sales in 2004 from 7.2% in 2003.  This improvement results from increased sales, higher gross profit margins and lower selling, general and administrative expenses as a percentage of net sales.  We were able to accomplish this even with significant cost increases for raw materials, sourced product and energy.  Our cash flow remains strong with an improving debt to capitalization ratio of 30% as we move into a much stronger economic environment.

"The strong economy has fueled sales growth in the flooring industry.  We have experienced significant improvements in the residential sector with the commercial sector continuing its turnaround.  The persistently high oil and natural gas costs are currently affecting the economy and our industry.  Almost all of our materials in carpet have had substantial increases in price.  Since December, we have announced three carpet price increases to our customers to offset our rising costs.  These price increases will be fully implemented during the second quarter.

"The integration of our Lees Carpet acquisition has progressed rapidly with all information systems fully integrated including operational, administrative and financial systems.  We have increased inventories in the first quarter to support the business and improve service levels.  New products are being introduced to update the product line and grow sales in the future.  In addition, a value line of carpet tile has been introduced under the Mohawk Commercial brand and will not compete with Lees value-added approach.    Lees was accretive to our earnings in the first quarter.

"Mohawk and Dal-Tile hard surface products continued their strong performance in the first quarter of 2004.  Our new product introductions have been well received.  Price increases have been implemented to offset higher costs and a weaker dollar.

"Finally, we are proud to report that Mohawk was named 'Vendor of the Year' by Lowe's, Sherwin Williams, Target, and Fred Meyer which reflects the emphasis we place on product development, service and our value-added approach.  In addition, we were pleased to receive the 'Best Buy' award from Consumer Digest for value in multiple products in ceramic tile and wood products.  Mohawk was also placed at 349 on the Fortune 500 list and number 848 on the Forbes 2000 list."

The company believes strong economic growth will continue throughout the year.  Our industry could be affected either positively or negatively by future changes of oil, natural gas or material prices.  After considering these factors, the second quarter of 2004 earnings forecast is from $1.27 to $1.34 EPS.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies, proposed acquisitions, and similar matters, and those that include the words "believes," "anticipates," "forecast," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions which involve risks and uncertainties.  The following important factors could cause future results to differ: changes in industry conditions; competition; raw material prices; timing and level of capital expenditures; integration of acquisitions; introduction of new products; rationalization of operations; and other risks identified in Mohawk's SEC reports and public announcements.

 Mohawk is a leading supplier of flooring for both residential and commercial applications.  Mohawk offers a complete selection of tufted and woven broadloom carpet, ceramic tile, wood, stone, laminate, vinyl, rugs and other home products.  These products are marketed under the premier brands in the industry, which include Mohawk, Karastan, Ralph Lauren, Lees, Bigelow, Dal-Tile and American Olean.  Mohawk's unique merchandising and marketing assist our customers in creating the consumers' dream.  Mohawk provides a premium level of service with its own trucking fleet and over 250 local distribution locations.

There will be a conference call Thursday April 22, 2004 at 11:00 AM Eastern Time.
The telephone number to call is 1-800-603-9255.  A conference call replay will also be available until Thursday, April 29, 2004 by dialing 1-800-642-1687 for US/local calls and (706) 645-9291 for international calls and entering
Conference ID # 6817130.

DATES FOR FUTURE PRESS RELEASES AND CONFERENCE CALLS:

PRESS RELEASE

CONFERENCE CALL
2nd QUARTER 2004	JULY 21, 2004	JULY 22, 2004	11:00AM (800-603-9255)
3rd QUARTER 2004	OCTOBER 21, 2004	OCTOBER 22, 2004	11:00AM (800-603-9255)
4th QUARTER 2004	FEBRUARY 3, 2005	FEBRUARY 4, 2005	11:00AM (800-603-9255)
1st QUARTER 2005	APRIL 21, 2005	APRIL 22, 2005	11:00AM (800-603-9255)

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Earnings Data	Three months ended
(Amounts in thousands, except per share data)	April 3, 2004	March 29, 2003

Net sales	$ 1,391,261	1,084,715
Cost of sales	1,035,530	809,919
Gross profit	355,731	274,796
Selling, general and administrative expenses	236,692	196,603
Operating income	119,039	78,193
Interest expense	13,954	13,098
Other (income) expense, net	1,422	(480)
Earnings before income taxes	103,663	65,575
Income taxes	37,356	23,935
Net earnings	$ 66,307	41,640
Basic earnings per share	$ 1.00	0.63
Weighted-average shares outstanding	66,629	66,355
Diluted earnings per share	$ 0.98	0.62
Weighted-average common and dilutive potential common
shares outstanding	67,599	67,119

Other Financial Information
(Amounts in thousands)

Depreciation & amortization	$ 31,010	25,049
Capital expenditures	$ 13,167	24,664

Consolidated Balance Sheet Data
(Amounts in thousands)
	April 3, 2004	March 29, 2003
ASSETS
Current assets:
Receivables	$ 664,040	540,717
Inventories	897,470	761,647
Prepaid expenses	46,713	37,244
Deferred income taxes	84,260	82,074
Total current assets	1,692,483	1,421,682
Property, plant and equipment, net	902,436	851,471
Goodwill	1,368,749	1,277,453
Other assets	338,580	162,053
	$ 4,302,248	3,712,659
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 236,088	27,427
Accounts payable and accrued expenses	754,265	684,664
Total current liabilities	990,353	712,091
Long-term debt, less current portion	763,605	789,428
Deferred income taxes and other long-term liabilities	174,503	206,836
Total liabilities	1,928,461	1,708,355
Total stockholders' equity	2,373,787	2,004,304
	$ 4,302,248	3,712,659

Segment Information	As of or for the Three Months Ended
(Amounts in thousands)	April 3, 2004	March 29, 2003

Net sales:
Mohawk	$ 1,031,978	808,111
Dal-Tile	359,283	276,604
Consolidated net sales	$ 1,391,261	1,084,715

Operating income:
Mohawk	$ 71,772	40,830
Dal-Tile	49,402	38,348
Corporate and eliminations	(2,135)	(985)
Consolidated operating income	$ 119,039	78,193

Assets:
Mohawk	$ 2,190,291	1,716,325
Dal-Tile	1,997,529	1,880,943
Corporate and eliminations	114,428	115,391
Consolidated assets	$ 4,302,248	3,712,659